Exhibit 99.1

Contact:

MicroStrategy Incorporated

Shirish Jajodia

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

Fourth Quarter 2022 Financial Results

TYSONS CORNER, Va., February 2, 2023 - MicroStrategy® Incorporated (Nasdaq: MSTR) (“MicroStrategy” or the “Company”), the largest independent publicly-traded business intelligence company, today announced financial results for the three-month period ended December 31, 2022 (the fourth quarter of its 2022 fiscal year).

“In 2022, MicroStrategy achieved total revenue growth on a constant currency basis for the fourth quarter as well as the full year on the strength of our cloud business. In the fourth quarter, current subscription billings grew at a double-digit growth rate for the eleventh straight quarter. The stickiness of our products and the long-standing tenure of our top customers is a testament to the resiliency of our business, despite ongoing macroeconomic headwinds,” said Phong Le, President and Chief Executive Officer, MicroStrategy.

“I am pleased to report we again increased our bitcoin holdings this past quarter to a total of 132,500 bitcoins. Our corporate strategy and conviction in acquiring, holding, and growing our bitcoin position for the long term remains unchanged. And while we encountered macroeconomic and foreign currency headwinds in 2022, we continue to shift to higher quality, recurring revenues as we grow and scale our cloud business. We remain intentional and precise in prioritizing costs, focusing on areas that drive revenue growth while preserving margins,” said Andrew Kang, Chief Financial Officer, MicroStrategy.

Fourth Quarter 2022 Financial Highlights

•

Revenues: Total revenues for the fourth quarter of 2022 were $132.6 million, a 1.5% decrease, or a 4.1% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2021. Product licenses and subscription services revenues for the fourth quarter of 2022 were $45.0 million, a 1.5% increase, or an 8.5% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2021. Product support revenues for the fourth quarter of 2022 were $66.8 million, a 3.3% decrease, or a 1.0% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2021. Other services revenues for the fourth quarter of 2022 were $20.7 million, a 1.4% decrease, or a 5.0% increase on a non-GAAP constant currency basis, compared to the fourth quarter of 2021.

•

Gross Profit: Gross profit for the fourth quarter of 2022 was $105.8 million, representing a 79.8% gross margin, compared to a gross profit of $110.5 million, representing a gross margin of 82.2%, for the fourth quarter of 2021.

•

Operating Expenses: Operating expenses for the fourth quarter of 2022 were $299.5 million, a 20.8% increase compared to the fourth quarter of 2021. Operating expenses include impairment losses, net of gains on sale, on MicroStrategy’s digital assets, which were $197.6 million during the fourth quarter of 2022, compared to $146.6 million in the fourth quarter of 2021.

•

Loss from Operations and Net Loss: Loss from operations for the fourth quarter of 2022 was $193.7 million, compared to $137.5 million for the fourth quarter of 2021. Net loss for the fourth quarter of 2022 was $249.7 million, or $21.93 per share on a diluted basis, as compared to $90.0 million, or $8.43 per share on a diluted basis, for the fourth quarter of 2021. Digital asset impairment losses, net of gains on sale, of $197.6 million and $146.6 million for the fourth quarter of 2022 and 2021, respectively, were reflected in these amounts.

•	Cash and Cash Equivalents: As of December 31, 2022, MicroStrategy had cash and cash equivalents of $43.8 million, as compared to $63.4 million as of December 31, 2021, a decrease of $19.5 million.

•

Digital Assets: As of December 31, 2022, the carrying value of MicroStrategy’s digital assets (comprised of approximately 132,500 bitcoins) was $1.840 billion, which reflects cumulative impairment losses of $2.153 billion since acquisition and an average carrying amount per bitcoin of approximately $13,887. As of December 31, 2022, the original cost basis and market value of MicroStrategy’s bitcoin were $3.993 billion and $2.194 billion, respectively, which reflects an average cost per bitcoin of approximately $30,137 and a market price per bitcoin of $16,556.32, respectively. MicroStrategy sold approximately 704 bitcoins for cash proceeds of $11.8 million, net of fees and expenses, resulting in gains on sale of $0.9 million in the fourth quarter of 2022. Additional information on MicroStrategy’s digital asset holdings is included in the “Digital Assets – Additional Information” tables at the end of this press release.

•

Sales Agreement: On September 9, 2022, MicroStrategy entered into a Sales Agreement (the “2022 Sales Agreement”) with Cowen and Company LLC and BTIG, LLC, as agents (collectively, the “2022 Sales Agents”), pursuant to which MicroStrategy may issue and sell shares of its class A common stock having an aggregate offering price of up to $500.0 million from time to time through the 2022 Sales Agents. During the three and twelve months ended December 31, 2022, the Company issued and sold 218,575 shares of its class A common stock under the 2022 Sales Agreement, at an average gross price per share of approximately $213.16, for aggregate net proceeds (less $0.4 million in sales commissions and expenses) of approximately $46.2 million. As of December 31, 2022, approximately $453.4 million of the Company’s class A common stock remained available for issuance and sale pursuant to the 2022 Sales Agreement.

The tables provided at the end of this press release include a reconciliation of the most directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States (“GAAP”) to non-GAAP financial measures for the three and twelve months ended December 31, 2022 and 2021. An explanation of non-GAAP financial measures is also included under the heading “Non-GAAP Financial Measures” below. Additional non-GAAP financial measures are included in MicroStrategy’s “Q4 2022 Earnings Presentation,” which will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations.

Non-GAAP Financial Measures

MicroStrategy is providing supplemental financial measures for (i) non-GAAP loss from operations that excludes the impact of share-based compensation expense, (ii) non-GAAP net loss and non-GAAP diluted loss per share that exclude the impacts of share-based compensation expense, interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, and related income tax effects, and (iii) non-GAAP constant currency revenues that exclude foreign currency exchange rate fluctuations. These supplemental financial measures are not measurements of financial performance under GAAP and, as a result, these supplemental financial measures may not be comparable to similarly titled measures of other companies. Management uses these non-GAAP financial measures internally to help understand, manage, and evaluate business performance and to help make operating decisions.

MicroStrategy believes that these non-GAAP financial measures are also useful to investors and analysts in comparing its performance across reporting periods on a consistent basis. The first supplemental financial measure excludes a significant non-cash expense that MicroStrategy believes is not reflective of its general business performance, and for which the accounting requires management judgment and the resulting share-based compensation expense could vary significantly in comparison to other companies. The second set of supplemental financial measures excludes the impacts of (i) share-based compensation expense, (ii) non-cash interest expense arising from the amortization of debt issuance costs related to MicroStrategy’s long-term debt, and (iii) related income tax effects. The third set of supplemental financial measures excludes changes resulting from fluctuations in foreign currency exchange rates so that results may be compared to the same period in the prior year on a non-GAAP constant currency basis. MicroStrategy believes the use of these non-GAAP financial measures can also facilitate comparison of MicroStrategy’s operating results to those of its competitors.

Conference Call

MicroStrategy will be discussing its fourth quarter 2022 financial results on a live Video Webinar today beginning at approximately 5:00 p.m. ET. The live Video Webinar and accompanying presentation materials will be available under the “Events and Presentations” section of MicroStrategy’s investor relations website at https://www.microstrategy.com/en/investor-relations. Log-in instructions will be available after registering for the event. An archived replay of the event will be available beginning approximately two hours after the call concludes.

About MicroStrategy Incorporated

MicroStrategy (Nasdaq: MSTR) is the largest independent publicly-traded analytics and business intelligence company. The MicroStrategy analytics platform is consistently rated as the best in enterprise analytics and is used by many of the world’s most admired brands in the Fortune Global 500. We pursue two corporate strategies: (1) acquire and hold bitcoin, which we view as a dependable store of value supported by a robust, public, open-source architecture untethered to sovereign monetary policy and (2) grow our enterprise analytics software business to promote our vision of Intelligence Everywhere. For more information about MicroStrategy, visit www.microstrategy.com.

MicroStrategy, Intelligent Enterprise, and MicroStrategy Library are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect,” “will,” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: fluctuations in the market price of bitcoin and any associated impairment charges that the Company may incur as a result of a decrease in the market price of bitcoin below the value at which the Company’s bitcoins are carried on its balance sheet; gains or losses on any sales of bitcoins; changes in the accounting treatment relating to the Company’s bitcoin holdings; changes in securities laws or other laws or regulations, or the adoption of new laws or regulations, relating to bitcoin that adversely affect the price of bitcoin or the Company’s ability to transact in or own bitcoin; a decrease in liquidity in the markets in which bitcoin is traded; security breaches, cyberattacks, unauthorized access, loss of private keys, fraud or other circumstances or events that result in the loss of the Company’s bitcoins; impacts to the price and rate of adoption of bitcoin associated with financial difficulties and bankruptcies of various participants in the digital asset industry; the level and terms of the Company’s substantial indebtedness and its ability to service such debt; the extent and timing of market acceptance of the Company’s new product offerings; continued acceptance of the Company’s other products in the marketplace; the Company’s ability to recognize revenue or deferred revenue through delivery of products or satisfactory performance of services; the timing of significant orders; delays in or the inability of the Company to develop or ship new products; customers shifting from a product license model to a cloud subscription model, which may delay the Company’s ability to recognize revenue; fluctuations in tax benefits or provisions; competitive factors; general economic conditions, including high levels of inflation and increased interest rates; currency fluctuations; and other risks detailed in MicroStrategy’s registration statements and periodic reports filed with the Securities and Exchange Commission (“SEC”). The Company undertakes no obligation to update these forward-looking statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses	$27,570	$32,543	$86,498	$101,804
Subscription services	17,470	11,848	60,746	43,069

Total product licenses and subscription services	45,040	44,391	147,244	144,873
Product support	66,839	69,146	266,521	281,209
Other services	20,675	20,978	85,499	84,680

Total revenues	132,554	134,515	499,264	510,762

Cost of revenues
Product licenses	358	431	1,672	1,721
Subscription services	7,467	5,181	24,770	16,901

Total product licenses and subscription services	7,825	5,612	26,442	18,622
Product support	5,722	4,901	21,264	19,254
Other services	13,176	13,490	55,283	54,033

Total cost of revenues	26,723	24,003	102,989	91,909

Gross profit	105,831	110,512	396,275	418,853

Operating expenses
Sales and marketing	41,371	43,413	146,882	160,141
Research and development	31,617	30,875	127,428	117,117
General and administrative	28,930	27,104	111,421	95,501
Digital asset impairment losses (gains on sale), net	197,630	146,587	1,286,286	830,621

Total operating expenses	299,548	247,979	1,672,017	1,203,380

Loss from operations	(193,717)	(137,467)	(1,275,742)	(784,527)
Interest expense, net	(14,837)	(11,629)	(53,136)	(29,149)
Other (expense) income, net	(5,829)	656	6,413	2,287

Loss before income taxes	(214,383)	(148,440)	(1,322,465)	(811,389)
Provision for (benefit from) income taxes	35,286	(58,463)	147,332	(275,909)

Net loss	$(249,669)	$(89,977)	$(1,469,797)	$(535,480)

Basic loss per share (1):	$(21.93)	$(8.43)	$(129.83)	$(53.44)

Weighted average shares outstanding used in computing basic loss per share	11,386	10,679	11,321	10,020

Diluted loss per share (1):	$(21.93)	$(8.43)	$(129.83)	$(53.44)

Weighted average shares outstanding used in computing diluted loss per share	11,386	10,679	11,321	10,020

(1)	Basic and fully diluted loss per share for class A and class B common stock are the same.

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	December 31,	December 31,
	2022	2021*
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$43,835	$63,356
Restricted cash	7,033	1,078
Accounts receivable, net	189,280	189,280
Prepaid expenses and other current assets	24,418	14,251

Total current assets	264,566	267,965

Digital assets	1,840,028	2,850,210
Property and equipment, net	32,311	36,587
Right-of-use assets	61,299	66,760
Deposits and other assets	23,916	15,820
Deferred tax assets, net	188,152	319,782

Total assets	$2,410,272	$3,557,124

Liabilities and Stockholders’ (Deficit) Equity
Current liabilities
Accounts payable, accrued expenses, and operating lease liabilities	$42,976	$46,084
Accrued compensation and employee benefits	53,716	54,548
Accrued interest	2,829	1,493
Current portion of long-term debt, net	454	0
Deferred revenue and advance payments	217,428	209,860

Total current liabilities	317,403	311,985

Long-term debt, net	2,378,560	2,155,151
Deferred revenue and advance payments	12,763	8,089
Operating lease liabilities	67,344	76,608
Other long-term liabilities	17,124	26,224
Deferred tax liabilities	198	109

Total liabilities	2,793,392	2,578,166

Stockholders’ (Deficit) Equity
Preferred stock undesignated, $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	0	0
Class A common stock, $0.001 par value; 330,000 shares authorized; 18,269 shares issued and 9,585 shares outstanding, and 18,006 shares issued and 9,322 shares outstanding, respectively	18	18
Class B convertible common stock, $0.001 par value; 165,000 shares authorized; 1,964 shares issued and outstanding, and 1,964 shares issued and outstanding, respectively	2	2
Additional paid-in capital	1,841,120	1,727,143
Treasury stock, at cost; 8,684 shares and 8,684 shares, respectively	(782,104)	(782,104)
Accumulated other comprehensive loss	(13,801)	(7,543)
(Accumulated deficit) retained earnings	(1,428,355)	41,442

Total stockholders’ (deficit) equity	(383,120)	978,958

Total liabilities and stockholders’ (deficit) equity	$2,410,272	$3,557,124

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(in thousands)

	Twelve Months Ended
	December 31,
	2022	2021*
	(unaudited)
Net cash provided by operating activities	$3,211	$93,833
Net cash used in investing activities	(278,590)	(2,629,235)
Net cash provided by financing activities	265,188	2,541,685
Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(3,375)	(2,608)

Net (decrease) increase in cash, cash equivalents, and restricted cash	(13,566)	3,675
Cash, cash equivalents, and restricted cash, beginning of year	64,434	60,759

Cash, cash equivalents, and restricted cash, end of year	$50,868	$64,434

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

REVENUE AND COST OF REVENUE DETAIL

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021*
	(unaudited)	(unaudited)	(unaudited)
Revenues
Product licenses and subscription services:
Product licenses	$27,570	$32,543	$86,498	$101,804
Subscription services	17,470	11,848	60,746	43,069

Total product licenses and subscription services	45,040	44,391	147,244	144,873

Product support	66,839	69,146	266,521	281,209
Other services:
Consulting	19,591	19,661	80,844	79,732
Education	1,084	1,317	4,655	4,948

Total other services	20,675	20,978	85,499	84,680

Total revenues	132,554	134,515	499,264	510,762

Cost of revenues
Product licenses and subscription services:
Product licenses	358	431	1,672	1,721
Subscription services	7,467	5,181	24,770	16,901

Total product licenses and subscription services	7,825	5,612	26,442	18,622

Product support	5,722	4,901	21,264	19,254
Other services:
Consulting	12,416	12,258	50,820	48,773
Education	760	1,232	4,463	5,260

Total other services	13,176	13,490	55,283	54,033

Total cost of revenues	26,723	24,003	102,989	91,909

Gross profit	$105,831	$110,512	$396,275	$418,853

*	Derived from audited financial statements.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

ROLLFORWARD OF BITCOIN HOLDINGS

(unaudited)

	Source of Capital Used to Purchase Bitcoin	Digital Asset Original Cost Basis (in thousands)	Digital Asset Impairment Losses (in thousands)	Digital Asset Carrying Value (in thousands)	Approximate Number of Bitcoins Held (Disposed) *	Approximate Average Purchase or Sale Price Per Bitcoin
Balance at December 31, 2020		$1,125,000	$(70,698)	$1,054,302	70,469	$15,964
Digital asset purchases	(a)	1,086,375		1,086,375	20,857	52,087
Digital asset impairment losses			(194,095)	(194,095)

Balance at March 31, 2021		$2,211,375	$(264,793)	$1,946,582	91,326	$24,214
Digital asset purchases	(b)	529,231		529,231	13,759	38,464
Digital asset impairment losses			(424,774)	(424,774)

Balance at June 30, 2021		$2,740,606	$(689,567)	$2,051,039	105,085	$26,080
Digital asset purchases	(c)	419,865		419,865	8,957	46,876
Digital asset impairment losses			(65,165)	(65,165)

Balance at September 30, 2021		$3,160,471	$(754,732)	$2,405,739	114,042	$27,713
Digital asset purchases	(d)	591,058		591,058	10,349	57,113
Digital asset impairment losses			(146,587)	(146,587)

Balance at December 31, 2021		$3,751,529	$(901,319)	$2,850,210	124,391	$30,159
Digital asset purchases	(e)	215,500		215,500	4,827	44,645
Digital asset impairment losses			(170,091)	(170,091)

Balance at March 31, 2022		$3,967,029	$(1,071,410)	$2,895,619	129,218	$30,700
Digital asset purchases	(f)	10,000		10,000	481	20,790
Digital asset impairment losses			(917,838)	(917,838)

Balance at June 30, 2022		$3,977,029	$(1,989,248)	$1,987,781	129,699	$30,664
Digital asset purchases	(g)	5,978		5,978	301	19,860
Digital asset impairment losses			(727)	(727)

Balance at September 30, 2022		$3,983,007	$(1,989,975)	$1,993,032	130,000	$30,639
Digital asset purchases	(h)	56,443		56,443	3,204	17,616
Digital asset impairment losses			(198,557)	(198,557)
Digital asset sales **		(46,260)	35,370	(10,890)	(704)	16,786

Balance at December 31, 2022		$3,993,190	$(2,153,162)	$1,840,028	132,500	$30,137

*

MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

**

In the fourth quarter of 2022, MicroStrategy sold approximately 704 bitcoins having an original cost basis of $46.3 million and cumulative digital asset impairment losses of $35.4 million, resulting in a carrying value of $10.9 million at the time of sale. The approximately 704 bitcoins were sold for cash proceeds of $11.8 million, net of fees and expenses, resulting in gains on sale of $0.9 million.

(a)

In the first quarter of 2021, MicroStrategy purchased bitcoin using $1.026 billion in net proceeds from its issuance of its 0% Convertible Senior Notes due 2027 (together with the 0.750% Convertible Senior Notes due 2025, the “Convertible Notes”) and Excess Cash.

(b)	In the second quarter of 2021, MicroStrategy purchased bitcoin using $487.2 million in net proceeds from its issuance of its 6.125% Senior Secured Notes due 2028 and Excess Cash.
(c)

In the third quarter of 2021, MicroStrategy purchased bitcoin using $399.5 million in net proceeds from its sale of 555,179 shares of class A common stock offered under an Open Market Sale Agreement (the “Open Market Sale Agreement”) with Jefferies LLC, as agent, and Excess Cash.

(d)

In the fourth quarter of 2021, MicroStrategy purchased bitcoin using $591.0 million in net proceeds from its sale of 858,588 shares of class A common stock offered under the Open Market Sale Agreement and Excess Cash.

(e)	In the first quarter of 2022, MicroStrategy purchased bitcoin using $190.5 million of the net proceeds from the issuance of the 2025 Secured Term Loan and Excess Cash.
(f)	In the second quarter of 2022, MicroStrategy purchased bitcoin using Excess Cash.
(g)	In the third quarter of 2022, MicroStrategy purchased bitcoin using Excess Cash.
(h)

In the fourth quarter of 2022, MicroStrategy purchased bitcoin using $44.6 million of the net proceeds from its sale of class A common stock offered under the Sales Agreement and $11.8 million in proceeds from sales of bitcoin.

Excess Cash refers to cash in excess of the minimum Cash Assets that MicroStrategy is required to hold under its Treasury Reserve Policy, which may include cash generated by operating activities and cash from the proceeds of financing activities. Cash Assets refers to cash and cash equivalents and short-term investments.

MICROSTRATEGY INCORPORATED

DIGITAL ASSETS – ADDITIONAL INFORMATION

MARKET VALUE OF BITCOIN HOLDINGS

(unaudited)

	Approximate Number of Bitcoins Held at End of Quarter *	Lowest Market Price Per Bitcoin During Quarter (a)	Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price (in thousands) (b)	Highest Market Price Per Bitcoin During Quarter (c)	Market Value of Bitcoin Held at End of Quarter Using Highest Market Price (in thousands) (d)	Market Price Per Bitcoin at End of Quarter (e)	Market Value of Bitcoin Held at End of Quarter Using Ending Market Price (in thousands) (f)
December 31, 2020	70,469	$10,363.76	$730,324	$29,321.90	$2,066,285	$29,181.00	$2,056,356
March 31, 2021	91,326	$27,678.00	$2,527,721	$61,788.45	$5,642,892	$58,601.28	$5,351,820
June 30, 2021	105,085	$28,800.00	$3,026,448	$64,899.00	$6,819,911	$34,763.47	$3,653,119
September 30, 2021	114,042	$29,301.56	$3,341,609	$52,944.96	$6,037,949	$43,534.56	$4,964,768
December 31, 2021	124,391	$42,333.00	$5,265,844	$69,000.00	$8,582,979	$45,879.97	$5,707,055
March 31, 2022	129,218	$32,933.33	$4,255,579	$48,240.00	$6,233,476	$45,602.79	$5,892,701
June 30, 2022	129,699	$17,567.45	$2,278,481	$47,469.40	$6,156,734	$18,895.02	$2,450,665
September 30, 2022	130,000	$18,153.13	$2,359,907	$25,214.57	$3,277,894	$19,480.51	$2,532,466
December 31, 2022	132,500	$15,460.00	$2,048,450	$21,478.80	$2,845,941	$16,556.32	$2,193,712

*

MicroStrategy owns and has purchased bitcoins both directly and indirectly through its wholly-owned subsidiary, MacroStrategy. References to MicroStrategy below refer to MicroStrategy and its subsidiaries on a consolidated basis.

(a)

The “Lowest Market Price Per Bitcoin During Quarter” represents the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.

(b)

The “Market Value of Bitcoin Held at End of Quarter Using Lowest Market Price” represents a mathematical calculation consisting of the lowest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

(c)

The “Highest Market Price Per Bitcoin During Quarter” represents the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter, without regard to when MicroStrategy purchased any of its bitcoin.

(d)

The “Market Value of Bitcoin Held at End of Quarter Using Highest Market Price” represents a mathematical calculation consisting of the highest market price for one bitcoin reported on the Coinbase exchange during the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

(e)	The “Market Price Per Bitcoin at End of Quarter” represents the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter.
(f)

The “Market Value of Bitcoin Held at End of Quarter Using Ending Market Price” represents a mathematical calculation consisting of the market price of one bitcoin on the Coinbase exchange at 4:00 p.m. Eastern Time on the last day of the respective quarter multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period.

The amounts reported as “Market Value” in the above table represent only a mathematical calculation consisting of the price for one bitcoin reported on the Coinbase exchange (MicroStrategy’s principal market for bitcoin) in each scenario defined above multiplied by the number of bitcoins held by MicroStrategy at the end of the applicable period. The SEC has previously stated that there has not been a demonstration that (i) bitcoin and bitcoin markets are inherently resistant to manipulation or that the spot price of bitcoin may not be subject to fraud and manipulation; and (ii) adequate surveillance-sharing agreements with bitcoin-related markets are in place, as bitcoin-related markets are either not significant, not regulated, or both. Accordingly, the Market Value amounts reported above may not accurately represent fair market value, and the actual fair market value of MicroStrategy’s bitcoin may be different from such amounts and such deviation may be material. Moreover, (i) the bitcoin market historically has been characterized by significant volatility in price, limited liquidity and trading volumes compared to sovereign currencies markets, relative anonymity, a developing regulatory landscape, potential susceptibility to market abuse and manipulation, and various other risks that are, or may be, inherent in its entirely electronic, virtual form and decentralized network and (ii) MicroStrategy may not be able to sell its bitcoins at the Market Value amounts indicated above, at the market price as reported on the Coinbase exchange (its principal market) on the date of sale, or at all.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

LOSS FROM OPERATIONS

(in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP loss from operations:
Loss from operations	$(193,717)	$(137,467)	$(1,275,742)	$(784,527)
Share-based compensation expense	17,032	13,153	63,619	44,126

Non-GAAP loss from operations	$(176,685)	$(124,314)	$(1,212,123)	$(740,401)

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

NET LOSS AND DILUTED LOSS PER SHARE

(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2022	2021	2022	2021
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Reconciliation of non-GAAP net loss:
Net loss	$(249,669)	$(89,977)	$(1,469,797)	$(535,480)
Share-based compensation expense	17,032	13,153	63,619	44,126
Interest expense arising from amortization of debt issuance costs	2,204	2,117	8,694	7,201
Income tax effects (1)	(3,064)	(15,099)	(13,250)	(47,976)

Non-GAAP net loss	$(233,497)	$(89,806)	$(1,410,734)	$(532,129)

Reconciliation of non-GAAP diluted loss per share (2):
Diluted loss per share	$(21.93)	$(8.43)	$(129.83)	$(53.44)
Share-based compensation expense (per diluted share)	1.50	1.23	5.62	4.40
Interest expense arising from amortization of debt issuance costs (per diluted share)	0.19	0.20	0.77	0.72
Income tax effects (per diluted share)	(0.27)	(1.41)	(1.17)	(4.79)

Non-GAAP diluted loss per share	$(20.51)	$(8.41)	$(124.61)	$(53.11)

(1)

Income tax effects reflect the net tax effects of share-based compensation expense, which includes tax benefits and expenses on exercises of stock options and vesting of share-settled restricted stock units, and interest expense for amortization of debt issuance costs.

(2)

For reconciliation purposes, the non-GAAP diluted earnings (loss) per share calculations use the same weighted average shares outstanding as that used in the GAAP diluted earnings (loss) per share calculations for the same period. For example, in periods of GAAP net loss, otherwise dilutive potential shares of common stock from MicroStrategy’s share-based compensation arrangements and Convertible Notes are excluded from the GAAP diluted loss per share calculation as they would be antidilutive, and therefore are also excluded from the non-GAAP diluted earnings or loss per share calculation.

MICROSTRATEGY INCORPORATED

RECONCILIATION OF GAAP TO NON-GAAP MEASURES

CONSTANT CURRENCY

(in thousands)

	Three Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP% Change	Non-GAAP Constant Currency % Change (3)
	2022	2022	2022	2021	2022	2022
Revenues
Product licenses	$27,570	$(2,303)	$29,873	$32,543	-15.3%	-8.2%
Subscription services	17,470	(815)	18,285	11,848	47.5%	54.3%
Total product licenses and subscription services	45,040	(3,118)	48,158	44,391	1.5%	8.5%
Product support	66,839	(3,023)	69,862	69,146	-3.3%	1.0%
Other services	20,675	(1,349)	22,024	20,978	-1.4%	5.0%
Total revenues	132,554	(7,490)	140,044	134,515	-1.5%	4.1%

	Twelve Months Ended
	December 31,
	(unaudited)
	GAAP	Foreign Currency Exchange Rate Impact (1)	Non-GAAP Constant Currency (2)	GAAP	GAAP% Change	Non-GAAP Constant Currency % Change (3)
	2022	2022	2022	2021	2022	2022
Revenues
Product licenses	$86,498	$(4,618)	$91,116	$101,804	-15.0%	-10.5%
Subscription services	60,746	(2,331)	63,077	43,069	41.0%	46.5%
Total product licenses and subscription services	147,244	(6,949)	154,193	144,873	1.6%	6.4%
Product support	266,521	(11,570)	278,091	281,209	-5.2%	-1.1%
Other services	85,499	(5,263)	90,762	84,680	1.0%	7.2%
Total revenues	499,264	(23,782)	523,046	510,762	-2.3%	2.4%

(1)

The “Foreign Currency Exchange Rate Impact” reflects the estimated impact of fluctuations in foreign currency exchange rates on international revenues. It shows the increase (decrease) in international revenues from the same period in the prior year, based on comparisons to the prior year quarterly average foreign currency exchange rates. The term “international” refers to operations outside of the United States and Canada.

(2)	The “Non-GAAP Constant Currency” reflects the current period GAAP amount, less the Foreign Currency Exchange Rate Impact.
(3)	The “Non-GAAP Constant Currency % Change” reflects the percentage change between the current period Non-GAAP Constant Currency amount and the GAAP amount for the same period in the prior year.

MICROSTRATEGY INCORPORATED

DEFERRED REVENUE DETAIL

(in thousands)

	December 31,	December 31,
	2022	2021*
	(unaudited)
Current:
Deferred product licenses revenue	$2,825	$993
Deferred subscription services revenue	51,861	35,589
Deferred product support revenue	155,366	166,477
Deferred other services revenue	7,376	6,801

Total current deferred revenue and advance payments	$217,428	$209,860

Non-current:
Deferred product licenses revenue	$2,742	$68
Deferred subscription services revenue	3,030	1,064
Deferred product support revenue	6,387	6,203
Deferred other services revenue	604	754

Total non-current deferred revenue and advance payments	$12,763	$8,089

Total current and non-current:
Deferred product licenses revenue	$5,567	$1,061
Deferred subscription services revenue	54,891	36,653
Deferred product support revenue	161,753	172,680
Deferred other services revenue	7,980	7,555

Total current and non-current deferred revenue and advance payments	$230,191	$217,949

*	Derived from audited financial statements.